UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017

NZCH Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27729	76-0571159
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

NZCH Corporation (the “Company”) has determined to pursue a reverse split of its outstanding shares of common stock, par value $0.001 per share (“the Common Stock”), pursuant to Nevada Revised Statutes (“NRS”) 78.207, whereby (i) each 500,000 shares of Common Stock outstanding as of the effective date of the reverse stock split will be combined into one whole share of Common Stock and (ii) the number of authorized shares of Common Stock will be simultaneously and correspondingly reduced (collectively, the “Reverse Stock Split”). In lieu of issuing any fractional shares to any stockholder as a result of the Reverse Stock Split, the Company will make, to any stockholder that would otherwise hold a fractional share after giving effect to the Reverse Stock Split, a cash payment in an amount equal to $0.02 per pre-split share (the “Cash Payment”). Accordingly, any stockholder owning fewer than 500,000 pre-split shares as of the effective date of the Reverse Stock Split will no longer have an equity interest in the Company and will only be entitled to receive the Cash Payment multiplied by the number of pre-split shares owned by such stockholder.

The primary purpose of the Reverse Stock Split is to reduce the number of record holders of the Company's Common Stock to fewer than 300, thereby allowing the Company to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and suspend its reporting obligations under Section 15(d) of the Exchange Act. The record date for purposes of the transaction is January 2, 2018.

Under NRS 78.207, the Reverse Stock Split will be effectuated by filing a Certificate of Change with the Nevada Secretary of State, which the Company expects to file on or around January 15, 2018. Pursuant to NRS 78.207, the Reverse Stock Split does not require stockholder approval, nor will stockholders have dissenter’s rights or other appraisal rights under Nevada law. Therefore, the Company is not seeking stockholder approval for these actions, and no vote is sought in connection with these actions.

Although the Company has approved the Reverse Stock Split and subsequent termination of registration of the Common Stock and suspension of the Company’s duty to file periodic reports and other information with the SEC under the Exchange Act, the Company reserves the right to abandon, postpone or modify the foregoing for any reason, at any time before they are consummated.

The transaction is a “going private” transaction under Section 13(e) of the Exchange Act and the Company will file a Schedule 13E-3 with the SEC that contains additional information about the transaction, which you are urged to read carefully and in its entirety. The Schedule 13E-3 will be available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

NZCH Corporation

By:	/s/ George C. Nicholson
Name:	George C. Nicholson
Title:	Senior Vice President, Chief Accounting Officer and Chief Financial Officer

Dated: December 22, 2017